Exhibit 99.1

EverQuote Announces Third Quarter 2021 Financial Results

•	Revenue Increased 20% Year-Over-Year to $107.6 Million

•	Recent Acquisition of PolicyFuel Closed and Successfully Integrated into DTC Agency Operations

CAMBRIDGE, Mass., November 1, 2021 — EverQuote, Inc. (Nasdaq: EVER), a leading online insurance marketplace, today announced financial results for the third quarter ended September 30, 2021.

“Third quarter revenue increased 20% and Variable Marketing Margin, or VMM, grew 10% year-over-year. We believe the challenges in the auto insurance market will correct as carriers adjust their pricing strategies to a new underwriting environment. Importantly, we expect our non-auto insurance verticals to be unaffected by these challenges, and we remain confident that our health insurance vertical will have a successful fourth quarter,” said Jayme Mendal, CEO of EverQuote. “In an effort to align our cost structure to the current auto insurance environment, we implemented an approximate 10% structural reduction in non-marketing operating expenses (excluding non-cash items). In addition, we are proactively shifting to a new organizational operating model that we believe will enable us to make faster progress towards our long-term vision. With these advantages and an organizational model that enables better, faster execution, EverQuote will be better positioned than ever before to emerge as a powerful player in the $150 billion insurance distribution market.”

Third Quarter 2021 Financial Highlights:

(All comparisons are relative to the third quarter of 2020):

•	Total revenue of $107.6 million, an increase of 20%.

•	Automotive insurance vertical revenue of $89.7 million, an increase of 20%.

•	Revenue from our other insurance verticals, which includes home and renters, life, health and commercial insurance, increased 18% to $17.9 million.

•	Variable Marketing Margin of $32.4 million, an increase of 10%.

•	GAAP net loss increased to $5.3 million, compared to GAAP net loss of $3.2 million.

•	Adjusted EBITDA decreased to $2.7 million, compared to Adjusted EBITDA of $5.2 million.

Third Quarter 2021 Business Highlights:

•	Quote request growth of 21% driven by the strength of our traffic operations.

•	EverQuote closed its previously announced acquisition of PolicyFuel, expanding its Direct-To-Consumer (DTC) Agency offerings into its auto insurance verticals.

Fourth Quarter and Updated Full-Year 2021 Guidance:

EverQuote anticipates Revenue, Variable Marketing Margin and Adjusted EBITDA to be in the following ranges:

Fourth quarter 2021:

•	Revenue of $93.5 - $98.5 million.

•	Variable Marketing Margin of $30.5 - $33.5 million.

•	Adjusted EBITDA of ($1.5) - $1.5 million.

Full year 2021:

•	Revenue of $410 - $415 million, a year-over-year increase of 19% at the mid-point and a decrease from our previous guidance of $440 - $446 million.

•	Variable Marketing Margin of $127 - $130 million, a year-over-year increase of 18% at the mid-point and a decrease from our previous guidance of $138 - $141 million.

•	Adjusted EBITDA of $12.5 - $15.5 million, a year-over-year decrease of 24% at the mid-point and a decrease from our previous guidance of $23 - $26 million.

With respect to the Company’s expectations under “Fourth Quarter and Updated Full Year 2021 Guidance” above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income (loss) in this press release because the Company does not provide guidance for stock-based compensation expense, depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income (loss). In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call and Webcast Information

EverQuote will host a conference call and live webcast to discuss its third quarter 2021 financial results at 4:30 p.m. Eastern Time today, November 1, 2021. To access the conference call, dial (877) 273-5005 for the U.S. or Canada, or (647) 689-5410 for international callers and provide conference ID 9566654. The webcast will be available live on the Investors section of the Company’s website at https://investors.everquote.com.

An audio replay of the call will also be available to investors beginning at approximately 6:30 p.m. Eastern Time on November 1, 2021, until 11:59 p.m. Eastern Time on November 8, 2021, by dialing (800) 585-8367 for the U.S. or Canada, or (416) 621-4642 for international callers, and entering passcode 9566654. In addition, an archived webcast will be available on the Investors section of the Company’s website at: https://investors.everquote.com.

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for EverQuote, Inc. (“EverQuote” or the “Company”), including statements about future results of operations or the future financial position of the Company, including financial targets, business strategy, plans and objectives for future operations and other statements containing the words “anticipates,” “believes,” “expects,” “plans,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: (1) the Company’s ability to attract and retain consumers and insurance providers using the Company’s marketplace; (2) the Company’s ability to maintain or increase the amount providers spend per quote request; (3) the impact on the Company and the insurance industry of the COVID-19 pandemic; (4) the effectiveness of the Company’s growth strategies and its ability to effectively manage growth; (5) the Company’s ability to maintain and build its brand; (6) the Company’s reliance on its third-party service providers; (7) the Company’s ability to develop new and enhanced products and services to attract and retain consumers and insurance providers, and the Company’s ability to successfully monetize them; (8) the impact of competition in the Company’s industry and innovation by the Company’s competitors; (9) the Company’s expected use of proceeds from its initial public offering (10) developments regarding the insurance industry and the transition to online marketing; (11) the Company’s ability to successfully operate PolicyFuel; (12) the Company’s ability to successfully remediate the material weaknesses identified in the Company’s internal controls over financial reporting and (13) other factors discussed in the “Risk Factors” section of the Company’s most recent Quarterly Report on Form 10-Q, which is on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

About EverQuote

EverQuote operates a leading online insurance marketplace, connecting consumers with insurance providers. The company’s mission is to empower insurance shoppers to better protect life’s most important assets—their family, property, and future. Our vision is to become the largest online source of insurance policies by using data and technology to make insurance simpler, more affordable and personalized, ultimately reducing cost and risk.

For more information, visit everquote.com and follow on Twitter @everquotelife, Instagram @everquotepics, and LinkedIn https://www.linkedin.com/company/everquote/.

Investor Relations Contact:

Brinlea Johnson

The Blueshirt Group

212-331-8424

Brinlea@blueshirtgroup.com

EVERQUOTE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(in thousands except per share)
Revenue	$107,563	$89,977	$316,448	$249,643

Cost and operating expenses(1):
Cost of revenue	5,994	5,378	17,758	15,690
Sales and marketing	92,545	73,598	265,724	204,663
Research and development	9,259	8,149	26,885	21,574
General and administrative	6,731	5,661	18,527	15,134
Acquisition-related	819	480	1,005	480

Total cost and operating expenses	115,348	93,266	329,899	257,541

Loss from operations	(7,785)	(3,289)	(13,451)	(7,898)

Other income (expense):
Interest income	9	18	33	176
Other income (expense), net	(6)	87	(46)	288

Total other income (expense), net	3	105	(13)	464

Loss before income taxes	(7,782)	(3,184)	(13,464)	(7,434)
Benefit from income taxes	2,510	—	2,510	—

Net loss	$(5,272)	$(3,184)	$(10,954)	$(7,434)

Net loss per share, basic and diluted	$(0.18)	$(0.12)	$(0.38)	$(0.27)

Weighted average common shares outstanding, basic and diluted	29,277	27,526	28,871	27,102

(1)	Amounts include stock-based compensation expense, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
		(in thousands)
Cost of revenue	$108	$111	$282	$253
Sales and marketing	3,366	3,080	9,216	7,322
Research and development	2,692	2,228	7,340	5,366
General and administrative	2,182	1,781	6,119	5,049

	$8,348	$7,200	$22,957	$17,990

EVERQUOTE, INC.

CONSOLIDATED BALANCE SHEET DATA

	September 30, 2021	December 31, 2020
	(in thousands)
Cash and cash equivalents	$41,773	$42,870
Working capital	47,853	50,554
Total assets	148,547	129,050
Total liabilities	62,499	58,068
Total stockholders’ equity	86,048	70,982

EVERQUOTE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
		(in thousands)
Cash flows from operating activities:
Net loss	$(5,272)	$(3,184)	$(10,954)	$(7,434)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,298	731	3,608	2,174
Stock-based compensation expense	8,348	7,200	22,957	17,990
Change in fair value of contingent consideration	425	—	136	—
Deferred taxes	(2,510)	—	(2,510)	—
Provision for (recovery of) bad debt	—	(2)	(50)	15
Unrealized foreign currency transaction (gains) losses	(8)	—	15	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	1,365	(5,036)	1,662	(9,328)
Prepaid expenses and other current assets	(849)	(1,588)	(941)	2,048
Operating lease right-of-use assets	636	—	2,036	—
Other assets	(749)	(165)	(1,089)	(222)
Accounts payable	(1,499)	6,737	(8,622)	10,030
Accrued expenses and other current liabilities	2,277	925	9,815	(2,325)
Deferred revenue	56	59	23	191
Operating lease liabilities	(731)	—	(2,068)	—
Other long-term liabilities	26	318	30	764

Net cash provided by operating activities	2,813	5,995	14,048	13,903

Cash flows from investing activities:
Acquisition of property and equipment, including costs capitalized for development of internal-use software	(965)	(837)	(2,275)	(2,708)
Acquisition of business	(15,955)	(14,930)	(15,955)	(14,930)

Net cash used in investing activities	(16,920)	(15,767)	(18,230)	(17,638)

Cash flows from financing activities:
Proceeds from exercise of stock options	1,367	1,244	3,091	3,562

Net cash provided by financing activities	1,367	1,244	3,091	3,562

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7)	—	(6)	—

Net decrease in cash, cash equivalents and restricted cash	(12,747)	(8,528)	(1,097)	(173)
Cash, cash equivalents and restricted cash at beginning of period	54,770	54,659	43,120	46,304

Cash, cash equivalents and restricted cash at end of period	$42,023	$46,131	$42,023	$46,131

EVERQUOTE, INC.

FINANCIAL AND OPERATING METRICS

Revenue by vertical:

	Three Months Ended September 30,		Change
	2021	2020	%
	(in thousands)
Automotive	$89,666	$74,779	19.9%
Other	17,897	15,198	17.8%

Total Revenue	$107,563	$89,977	19.5%

	Nine Months Ended September 30,		Change
	2021	2020	%
	(in thousands)
Automotive	$260,505	$207,014	25.8%
Other	55,943	42,629	31.2%

Total Revenue	$316,448	$249,643	26.8%

Other financial and non-financial metrics:

	Three Months Ended September 30,		Change
	2021	2020	%
	(in thousands)
Loss from operations	$(7,785)	$(3,289)	136.7%
Net loss	$(5,272)	$(3,184)	65.6%
Quote requests	7,613	6,291	21.0%
Variable Marketing Margin	$32,401	$29,428	10.1%
Adjusted EBITDA(1)	$2,674	$5,209	-48.7%

	Nine Months Ended September 30,		Change
	2021	2020	%
	(in thousands)
Loss from operations	$(13,451)	$(7,898)	70.3%
Net loss	$(10,954)	$(7,434)	47.4%
Quote requests	22,114	20,460	8.1%
Variable Marketing Margin	$96,669	$76,721	26.0%
Adjusted EBITDA(1)	$14,073	$13,034	8.0%

(1)	Adjusted EBITDA is a non-GAAP measure. Please see “EverQuote, Inc. Reconciliation of Non-GAAP Measures to GAAP” below for more information.

EVERQUOTE, INC.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s financial statements presented in accordance with GAAP and to provide investors with additional information regarding EverQuote’s financial results, the Company has presented Adjusted EBITDA as a non-GAAP financial measure. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.

The Company defines adjusted EBITDA as net income (loss), excluding the impact of stock-based compensation expense; depreciation and amortization expense; acquisition-related costs; interest income; and income taxes. The most directly comparable GAAP measure is net income (loss). The Company monitors and presents adjusted EBITDA because it is a key measure used by management and the board of directors to understand and evaluate operating performance, to establish budgets and to develop operational goals for managing EverQuote’s business. In particular, the Company believes that excluding the impact of these items in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of EverQuote’s core operating performance.

The Company uses adjusted EBITDA to evaluate EverQuote’s operating performance and trends and make planning decisions. The Company believes that this non-GAAP financial measure helps identify underlying trends in EverQuote’s business that could otherwise be masked by the effect of the items that the Company excludes in the calculations of adjusted EBITDA. Accordingly, the Company believes that this financial measure provides useful information to investors and others in understanding and evaluating EverQuote’s operating results, enhancing the overall understanding of the Company’s past performance and future prospects.

The Company’s non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of adjusted EBITDA rather than net income (loss), which is the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, other companies may use other measures to evaluate their performance, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison.

The following table reconciles adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

EVERQUOTE, INC.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
		(in thousands)
Net loss	$(5,272)	$(3,184)	$(10,954)	$(7,434)
Stock-based compensation	8,348	7,200	22,957	17,990
Depreciation and amortization	1,298	731	3,608	2,174
Acquisition-related	819	480	1,005	480
Interest income	(9)	(18)	(33)	(176)
Benefit from income taxes	(2,510)	—	(2,510)	—

Adjusted EBITDA	$2,674	$5,209	$14,073	$13,034